Exhibit 10.5

Omnibus Waiver, Consent, Notice and Amendment

This Omnibus Waiver, Consent and Amendment (this “Agreement”), dated as of May 20, 2024, is by and among MyMD Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investor listed on the signature page attached hereto (the “Investor”).

WITNESSETH

Whereas, the Company and the Investor are party to that certain Securities Purchase Agreement, dated as of February 21, 2023 (the “Purchase Agreement”), pursuant to which the Company issued to the Investor shares of the Company’s Series F Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), the terms of which are set forth in the Amended and Restated Certificate of Designations (the “Certificate of Designations”), and a warrant (the “Warrant,” and, together with the Purchase Agreement and the Certificate of Designations, the “Transaction Documents”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, the Company desires to enter into a securities purchase agreement, by and among the Company and certain investors party thereto (the “Series G Purchase Agreement”), pursuant to which the Company will sell to such investors in a private placement, (i) newly-designated shares of the Company’s Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), (ii) warrants (the “Series G Long-Form Warrants”) to purchase shares of the Company’s Common Stock with a term of five (5) years from the date of issuance, and (iii) warrants (the “Series G Short-Form Warrants,” and together with the Series G Long-Form Warrants, the “Series G Warrants”) to purchase shares of the Company’s Common Stock with a term of eighteen (18) months from the date of issuance on the terms set forth in the Term Sheet attached as Exhibit A hereto (the “Series G Private Placement”);

WHEREAS, the Company desires to enter into a securities purchase agreement, by and among the Company and certain investors party thereto (the “Series F-1 Purchase Agreement,” and together with the Series G Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company will issue and sell to such investors in a private placement, (i) newly-designated shares of the Company’s Series F-1 Convertible Preferred Stock, par value $0.001 per share (the “Series F-1 Preferred Stock”), (ii) warrants to purchase shares of the Company’s Common Stock with a term of five (5) years from the date of issuance, and (iii) warrants to purchase shares of the Company’s Common Stock with a term of eighteen (18) months from the date of issuance (the “Series F-1 Private Placement,” and together with the Series G Private Placement, the “Private Placements”);

WHEREAS, in connection with the Private Placements, the Company desires to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of the Company’s Common Stock and to make a corresponding change to the number of authorized shares of capital stock of the Company, and to submit the Charter Amendment to the Company’s stockholders for their approval at a special meeting of stockholders of the Company (such approval, the “Stockholder Approval”); and

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WHEREAS, the Company and the Investor desire to waive the applicability of certain provisions of the Transaction Documents, consent to certain actions of the Company in connection with the Private Placements, and to amend certain other provisions of the Transaction Documents.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement.

2.	Waivers.

(a)	Waiver of Variable Rate Transaction. Solely for the purposes of enabling the consummation of the Private Placements, the Investor hereby waives any right such Investor is entitled to pursuant to Section 4.(n) of the Purchase Agreement, relating to the Company’s prohibition of effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction.

(b)	Waiver of Participation Rights. The Investor hereby waives any rights of first refusal or participation rights with respect to the Private Placements, including, but not limited to, the Investor’s participation rights under Section 4(o) of the Purchase Agreement and the Investor’s Purchase Rights (as defined in the Certificate of Designations) under Section 7 of the Certificate of Designations, and waives any applicable notices related thereto.

(c)	Waiver of Authorized Shares. Unless and until the Stockholder Approval is obtained, the Investor hereby waives the Company’s obligation to reserve a sufficient number of shares of Common Stock that constitutes the Required Reserve Amount pursuant to the Transaction Documents.

(d)	Waiver of Fundamental Transaction. The Investor hereby agrees that the issuance and sale by the Company of the (i) newly designated shares of the Company’s Series G Convertible Preferred Stock, and (ii) the Series G Warrants, pursuant to the Series G Purchase Agreement, shall not constitute a Fundamental Transaction (as defined in the Certificate of Designations and Warrant).

3.	Consent. The Investor hereby consents, pursuant to Section 2 and Section 18 of the Certificate of Designations relating to the Company’s creation, authorization (by reclassification or otherwise), issuance, purchase, repurchase, redemption or repayment of any class or series of Junior Stock (as defined in the Certificate of Designations), to the creation, authorization, issuance, purchase, repurchase, redemption and/or repayment by the Company of the Series G Preferred Stock and the Series F-1 Preferred Stock, provided that each authorized, but not otherwise reserved, share of the Company’s Common Stock shall be reserved for issuance to the holders of the Preferred Stock upon conversion and the Warrants upon exercise and may not be issued to any holders of the Series G Preferred Stock until the Company obtains Stockholder Approval.

4.	Notice. The Investor hereby acknowledges that this Agreement constitutes notice, as required by Section 8(c) of the Certificate of Designations, to the Investor, to the extent Series G Preferred Stock and the Series F-1 Preferred Stock constitute Variable Price Securities (as defined in the Certificate of Designations), of the Company’s intention to issue and sell such Series G Preferred Stock and the Series F-1 Preferred Stock pursuant to the Private Placements.

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5.	Amendment to the Certificate of Designations. The parties hereto hereby agree to amend the rights of the Preferred Stock as set forth in the Amendment to the Certificate of Designations attached as Exhibit B hereto (the “Amendment”). Upon the effectiveness of this Agreement, the Company shall promptly file the Amendment and provide a copy thereof to the Investor promptly after such filing.

6.	Amendment to the Purchase Agreement. The parties hereto hereby agree to amend and restate Section 4(o)(i) of the Purchase Agreement to read as follows:

(i)	At least two (2) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within three (3) Trading Days after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of 33 1/3% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(o) shall be (x) based on such Buyer’s pro rata portion of the aggregate stated value of the Preferred Shares purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

7.	Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.	Governing Law. THIS Agreement SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9.	Terms and Conditions of the Transaction Documents. Except as modified and amended herein, all of the terms and conditions of the Transaction Documents shall remain in full force and effect.

[Signature pages follow immediately.]

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[Company Signature Page to Omnibus Waiver, Consent, Notice and Amendment]

In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Company:

MyMD Pharmaceuticals, Inc.

By:
Name:
Title:

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[Investor Signature Page to Omnibus Waiver, Consent, Notice and Amendment]

In witness whereof, the undersigned has executed and delivered this Agreement as of the date first above written.

Name of Investor:

By:

Name of signatory:

Title:

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Exhibit A

MyMD Pharmaceuticals, Inc.

Term Sheet for Offering of Convertible Preferred Stock and Warrants

The following summary of the material terms of the transaction documents entered into in connection with MyMD Pharmaceuticals, Inc.’s (the “Company”) issuance and sale of Convertible Preferred Stock and warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such transaction documents.

Issue:	The Company will sell to the Investors $8,950,000 of Convertible Preferred Stock (“Preferred”) with Long-Term Warrants and Short-Term Warrants to purchase shares of common stock (collectively, the “Warrants”).

Lead Investor:	PharmaCyte Biotech, Inc. (the “Lead Investor”)

Closing Date:	May 2024.

Dividend Rate on Preferred:	10.0% per annum, paid monthly either (i) in cash or (ii) “in kind” in the form of additional Preferred (“PIK Preferred”), at the Investor’s option (with such “in kind” payment calculated based off the 5 day average closing price of the Company’s common stock for the 5 trading days prior to the payment date).

Voting Rights:	The Preferred will vote on an as-converted basis with the Company’s common stock.

Conversion Price:	The Conversion Price shall be the lesser of: (1) 80% of the 5 day average closing price of the Company’s common stock ending on the trading day immediately prior to the date on which documents are executed; and (2) $2.50. The Conversion Price of the Preferred shall be subject to full ratchet anti-dilution protection, make-whole interest provisions for a year following conversion, and customary adjustments for stock splits, dividends, recapitalizations, and similar events.

Long-Term Warrants:	100% coverage on the Preferred, shall have a five (5) year term with an exercise price equal to the Conversion Price. The Warrant will have full ratchet anti-dilution provisions and customary adjustments for stock splits, dividends, recapitalizations, and similar events.

Short-Term Warrants:	100% coverage on the Preferred, shall have an eighteen (18) month term with an exercise price equal to the Conversion Price. The Warrant will have full ratchet anti-dilution provisions and customary adjustments for stock splits, dividends, recapitalizations, and similar events.

Registration:	The Company will, at its expense, file a Registration Statement on Form S-3 (the “Resale Registration Statement”) that registers for resale by the Investors 200% of the shares of Common Stock issuable upon conversion of the Preferred (including any PIK Preferred) and exercise of the Warrants (the “Registrable Securities”). The Company will use its reasonable best efforts to file the Resale Registration Statement for the resale of the Registrable Securities within 30 days of the closing of the Transaction and have the Resale Registration Statement declared effective within 90 days of the closing of the Transaction (or, in the event of SEC review, within 120 days of the closing of the Transaction).

Stockholder Approval:	The Company will seek stockholder approval (i) to authorize, for purposes of complying with Nasdaq Listing Rules 5625(b) and 5635(d), the issuance or potential issuance of the shares of common stock underlying the Preferred and Warrants in an amount that may result in a change of control and in amount equal to or in excess of 20% of the common stock outstanding before the closing of the Transaction and (ii) to increase the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the reservation requirement with respect to the shares of common stock underlying the Preferred and Warrants. The Company has agreed to seek such stockholder approval at a meeting to be held no later than August 1, 2024, and to file a proxy statement for such meeting within 45 days of the closing of the Transaction.

Negative Financing Covenant:	The Company shall not issue any equity or equity-linked securities until the Stockholder Approval Date.

Right of Participation:	The Investors, for a period of two (2) years from closing, shall have a right of participation for future financings undertaken by the Company while any Preferred remain outstanding.

Seniority:	The Preferred will be pari passu with any other preferred stock on the Company’s balance sheet (except for the Company’s Series F Convertible Preferred Stock, to which it will be junior) with no future securities senior to it on the cap table until 80% or more of the Preferred has been converted.

Board Composition:	At the closing of the Transaction, the board of directors of the Company will be comprised of eight members, one of whom will be designated by the Lead Investor.

Legal Fees:	At the closing, the Company will pay all of Investors; legal fees and expenses, related to this Transaction, in an amount of one hundred thousand dollars (USD $100,000.00), twenty-five thousand dollars (USD $25,000.00) of which shall be advanced as a condition to commence documentation and the balance upon funding.

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Exhibit B

Form Amendment to the Amended and Restated Certificate of Designations
of Series F Convertible Preferred Stock

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